SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

  Filed Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) JULY 7, 2000
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                               TRISTAR CORPORATION
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             (Exact name of registrant as specified in its charter)


          Delaware                   0-13099                 13-3129318
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       (State or other             (Commission              (IRS Employer
       jurisdiction of             File Number)           Identification No.)
        incorporation)


105 S. ST. MARY'S STREET, SUITE 1800, SAN ANTONIO, TEXAS            78205
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code    (210) 402-2200
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         (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

      According to Amendment No. 17 to the Statement on Schedule 13D filed with the Securities and Exchange Commission on July 7, 2000 jointly by Mahendra Sheth, Shashikant Sheth, Kirit Sheth, and Jamnadas Sheth (collectively the "Core Sheth Families"), together with Starion International Limited, Transvit Manufacturing Corporation, Nevell Investments, S.A., Jayesh Sheth, and Viendra Sheth (the "Schedule 13D"), the Core Sheth Families intend to separate their business interests in Tristar Corporation (the "Registrant"). The Schedule 13D states that, as part of the broader proposed separation arrangement, Jamnadas Odhavji Sheth intends to disclaim his rights to the beneficial ownership and voting rights to all of the common stock, warrants and preferred stock of the Registrant in favor of the remaining Core Sheth Family members on terms as may be mutually finalized. The Schedule 13D further states that the actual separation will be consummated as soon as requisite permissions and formalities are completed. In the meantime, according to the Schedule 13D, the Core Sheth Families may reorganize the nominal ownership of the shares such that transfer of ownership and voting rights to the aforesaid shares and warrants passes over smoothly in the event of such consummation.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               TRISTAR CORPORATION



                               By /s/ ROBERT M. VIOLA
                                      Robert M. Viola
                                      Senior Executive Vice President and Chief
                                      Financial Officer


DATE: July 19, 2000

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